Geospatial Corporation S-1/A

EXHIBIT 10.20

SETTLEMENT AGREEMENT

THIS AGREEMENT is made by and among Brad Brooks, Kenneth Calligar, Jeremy Carton, Jonathan Cunningham, William Denkin, Omar Hasan, J. Mitchell Hull, Jonathan Kalikow, Benjamin Klopp, Gilbert Li, Michael Lloyd, Michael Matlin, Noel Meller, Raymond Minella, Jeffrey Moskowitz, Raymond Murphy, Jeffrey Parket, David Pritchard, Arthur Rabin, Jason Rabin, Andrea Rosen, Mark Rosen, Scott Sklar, David Sodowick, Jonathan Sopher, Trump Securities, LLC, Adam Wachter, Florene Wachter, Jules Wachter, and Adam Zirkin, by their attorneys (collectively, the “Investors”), and Geospatial Corporation, f/k/a Geospatial Holdings, Inc. and any parents, subsidiaries or affiliates of Geospatial Corporation, f/k/a Geospatial Holdings, Inc. (“Geospatial” or “the Company”), Mark A. Smith (“Smith”), and Thomas R. Oxenreiter (collectively, “Geospatial and its Executives”) (together, with the Investors, “the Parties”).

WHEREAS, the Investors invested an aggregate total of $5,688,918.00 (the “Investors’ Aggregate Investment”) in Geospatial pursuant to private placements conducted by the Company in October, 2009, December, 2009 and March, 2010 (the “Offerings”);

WHEREAS, the Investors received an aggregate total of 7,112,668 shares of Geospatial common stock and/or preferred stock pursuant to the Offerings (the “Original Shares”);

WHEREAS, Jonathan Kalikow, Michael Matlin, Jeffrey Moskowitz and Adam Wachter were issued and received additional shares of Geospatial common stock due to the failure of Geospatial to timely register the shares they received pursuant to the Offerings (the “Penalty Shares”);

WHEREAS, the Investors currently own 4,571,121 shares of Geospatial common stock and/or preferred stock as set forth on Attachment A hereto (the “Investors’ Aggregate Shares”), which amount includes the already issued Penalty Shares;

WHEREAS, some or all of the Investors are entitled to receive additional Penalty Shares which Geospatial has not issued;

WHEREAS, the Investors believe that they are entitled to additional Penalty Shares in the amounts set forth on Attachment A and Geospatial expresses no opinion on the accuracy of such amounts;

WHEREAS, the Investors brought a lawsuit against Geospatial and its Executives alleging fraudulent conduct relating to their purchases of the Original Shares, which was styled Brad Brooks, et al. v. Geospatial Holdings, Inc., et al., Case No. AD 12-10436 in the Court of Common Pleas of Butler County, Pennsylvania (the “Lawsuit”);

WHEREAS, Geospatial and its Executives deny that there is any basis to the claims made by the Investors in the Lawsuit;

WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, any and all disputes between them that have arisen, including, without limitation, those which constitute the subject matter of the Claims.

NOW, THEREFORE, for and in consideration of the recitals and mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties covenant, agree, and stipulate as follows:

1.                   Effective Date. The Effective Date of this Agreement for each Investor shall be the earliest date on which that Investor and Geospatial and its Executives have signed the Agreement.

2.                   Payment. National Union, on behalf of Geospatial and its Executives, shall pay the Investors $1,325,000 by sending a check to the below address within 15 days after each of the Parties to this Agreement have signed the Agreement and after each of the Investors have provided to Susan A. Yohe of Buchanan Ingersoll & Rooney PC, counsel to Geospatial (“Attorney Yohe”), the following information: full name as it appears on the Investors’ Social Security card, date of birth, Social Security number, gender, and full address (the “Investor Information”). The check shall be made out to Ross & Orenstein LLC IOLTA and shall be sent by overnight mail to the following address:

Ross & Orenstein LLC

222 South Ninth Street, Suite 470

Minneapolis, MN 55402

Telephone: (612) 436-9800

3.                   Geospatial Purchase of the Investors’ Aggregate Shares. After each of the Parties to this Agreement has signed the Agreement, Geospatial shall purchase all the Investors’ Aggregate Shares and the Investors shall sell all the Investors’ Aggregate Shares to Geospatial. Geospatial shall pay the Investors $1,154,688 for the Investors’ Aggregate Shares, at the times and in the manner set forth in Paragraph 5, in consideration of the transfer to Geospatial of the Investors’ Aggregate Shares, in the manner set forth in Paragraph 4, and the Investors’ waiving all rights to any Penalty Shares not heretofore received by them as provided for in Paragraph 6.

4.                   Delivery of the Investors’ Aggregate Shares to Geospatial. The Investors shall transfer to Geospatial all the Investors’ Aggregate Shares by delivering all documentation required to effectuate the transfer (“Required Documentation”) either to Geospatial or to Interwest Transfer Co., Inc. (the “Transfer Agent”) within 30 days of each of their Effective Dates as follows:

a.	Required Documentation with respect to each Investor whose stock certificates are currently in the possession of that Investor or in that Investor’s Individual Retirement Account, is:
i.	The certificate signed on the back with a medallion signature guarantee and a letter signed by the Investor acknowledging the intent to transfer the certificate to Geospatial, such letter to be substantially in the form attached hereto as Attachment B; or
ii.	A direct transfer of the shares from the custodian for that Investor’s Individual Retirement Account to the Transfer Agent.

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b.	Required Documentation with respect a certificate deposited by an Investor into a brokerage account is: either a direct transfer of the shares from the brokerage account to the Transfer Agent or as set forth in Paragraph 4(a)(i).
c.	Investors with lost certificates may replace them by providing to the Transfer Agent:

i. Affidavit as to a lost certificate; and

ii.	A bond in a form satisfactory to the Transfer Agent.
d.	Required Documentation shall be delivered to Geospatial by delivery to Attorney Yohe, who shall hold the Required Documentation in escrow as provided for in Paragraph 5.
e.	Required Documentation shall be delivered to the Transfer Agent by delivery to Julie Felix, Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.
f.	All costs associated with the transfer of the Investors’ Aggregate Shares to Geospatial shall be borne by the Investors.

5.                   Geospatial’s Payment to the Investors for the Investors’ Aggregate Shares.

Within five business days after Attorney Yohe and/or the Transfer Agent have received certificates representing 55 percent of the Investors’ Aggregate Shares but in no event prior to the payment by National Union of the amount set forth in Paragraph 2, Geospatial shall (a) pay to the Investors $577,344, in immediately available funds in accordance with the wire instructions set forth at the bottom of this Paragraph; and (b) deposit $577,344 into the Buchanan Ingersoll & Rooney PC escrow account (“BIR Escrow Account”). When Attorney Yohe and/or the Transfer Agent shall have received 90 percent of the Investors’ Aggregate Shares, Attorney Yohe shall pay the Investors $288,672 in immediately available funds in accordance with the wire instructions set forth at the bottom of this Paragraph. When Attorney Yohe and/or the Transfer Agent shall have received 100 percent of the shares reflected on Attachment A, Attorney Yohe shall pay the Investors the remaining $288,672 in the BIR Escrow Account in immediately available funds in accordance with the wire instructions set forth at the bottom of this Paragraph and shall deliver all the certificates in her possession to Geospatial. The wire transfers called for by this Paragraph shall be effected according to the following wire instructions:

Ross & Orenstein LLC Trust Account

Routing Number: 121000248

Swift Number: WFBIUS6S

Account Number: 9015767727

Wells Fargo Bank, N.A.

90 South Seventh Street

Minneapolis, MN 55402

Telephone: (800) 225-5935

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6.                   The Penalty Shares Not Heretofore Received by the Investors. Each Investor hereby waives and releases all rights to receive any additional Penalty Shares from Geospatial, effective upon receipt by the Investor of all monies due and owed him, her, or it pursuant to Paragraphs 2 and 4 above. Upon the release by each Investor of his, her, or its rights to receive any additional Penalty Shares from Geospatial, it is the intention of the Parties that the Investor will not own nor be entitled to receive any shares of stock in Geospatial.

7.                   General Releases. On the date on which all Parties shall have signed this Agreement, the Parties will be deemed to have exchanged the following releases:

a.	The Investors who are individuals, and each of their heirs, successors and assigns, and Trump Securities, Inc. and each of its current and future parents, subsidiaries, affiliates and divisions, and Convertible Capital, and each of their respective current and future officers, directors, and employees, hereby waive, discharge and forever release Geospatial Holdings, Inc. and Geospatial Corporation and each of their past, present and future parents, subsidiaries, affiliates and divisions, and their respective officers, directors, managers, employees, members, stockholders, equity holders, partners, governors, beneficiaries, insurers, agents, contractors or subcontractors, attorneys and representatives, including but not limited to Mark Smith and Thomas Oxenreiter and each of their successors, heirs and assigns (collectively, the “Geospatial Released Parties”) with respect to any and all claims, counterclaims, agreements, promises, demands, damages, obligations, liabilities, costs, charges, penalties, fees, expenses, suits, disputes, actions and causes of action, direct or indirect, past, present or future, whether at law or in equity and whether liquidated or unliquidated, known or unknown, asserted, unasserted, contingent or otherwise, of any nature whatsoever, whenever and however incurred, which the Investors may have, claim or assert, whether individually or collectively, directly, indirectly, representatively, derivatively or in any other capacity against the Geospatial Released Parties arising from any facts or circumstances occurring or existing up to the signing of this Settlement Agreement (“Investor Claims”) including, but not limited to, any and all Investor Claims arising from the facts and circumstances of the Lawsuit or in any manner related to the Offerings or the Investors’ ownership of Geospatial stock. This release is not intended to be, and shall not be construed as, a release of any of the obligations created by this Agreement.

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b.	Geospatial Corporation and Geospatial Holdings, Inc. and each of their past, present and future parents, subsidiaries, affiliates and divisions, and their respective officers and directors, including, but not limited to, Mark Smith and Thomas Oxenreiter, hereby waive, discharge and forever release each of the Investors and each of their respective heirs, successors, assigns, officers, directors, managers, employees, members, equity holders, partners, governors, beneficiaries, insurers, agents, contractors or subcontractors, attorneys and representatives (collectively, the “Investor Released Parties”) with respect to any and all claims, counterclaims, agreements, promises, demands, damages, obligations, liabilities, costs, charges, penalties, fees, expenses, suits, disputes, actions and causes of action, direct or indirect, past, present or future, whether at law or in equity and whether liquidated or unliquidated, known or unknown, asserted, unasserted, contingent or otherwise, of any nature whatsoever, whenever and however incurred, which Geospatial and its Executives may have, claim or assert, whether individually or collectively, directly, indirectly, representatively, derivatively or in any other capacity against the Investor Released Parties, arising from any facts or circumstances occurring or existing up to the signing of this Settlement Agreement (“Geospatial Claims”) including, but not limited to, any and all Geospatial Claims arising from the facts and circumstances of the Lawsuit or in any manner related to the Offerings or the Investors’ ownership of Geospatial stock. This release is not intended to be, and shall not be construed as, a release of any of the obligations created by this Agreement.

8.                   Dismissal of the Lawsuit with Prejudice. Within five days of the payments to the Investors as set forth in Paragraph 2 and 3, the Investors will file a praecipe to settle and discontinue the Lawsuit with the Court of Common Pleas of Butler County, Pennsylvania.

9.                   Representations and Warranties of the Investors. Each Investor, on the date the Investor signs this Agreement, hereby makes the following representations and warranties regarding that Investor to each of Geospatial and its Executives as follows:

a.	Each Investor is the sole legal, beneficial and record owner of the amount of Geospatial shares and only the amount of Geospatial shares set forth on Attachment A hereto.
b.	No Investor has created any encumbrances or granted any rights in any of the shares he or she owns as set forth on Attachment A hereto. Upon Geospatial’s purchase of the Investors’ Aggregate Shares pursuant to Paragraphs 3, 4 and 5, Geospatial will acquire good and unencumbered title to all of the shares owned by Investors as set forth on Attachment A hereto, free and clear of all liens, claims, restrictions, charges, encumbrances and adverse claims of any kind.
c.	Each Investor has had access to and has obtained all material information concerning the Company and its business and financial condition, operations, prospects and investments, has personally made such independent investigations of the Company and has been supplied with all information and data which such Investor believes is necessary and advisable to reach an informed decision as to the advisability of entering into this Settlement Agreement, and consummating the settlement and other transactions contemplated hereby, including selling such Investor’s shares, waiving such Investor’s right to receive any additional Penalty Shares and granting the releases contained herein.

10.                Representations and Warranties of Geospatial and its Executives. Each of Geospatial and its Executives, on the last date on which any of them sign this Agreement (the “Geospatial Effective Date”), hereby represents and warrants to each Investor as follows:

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a.	The financial statements and other information contained in Geospatial’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 26, 2014 were reviewed by Geospatial’s accountants and are substantially accurate as of the Geospatial Effective Date.
b.	In the six months preceding the Geospatial Effective Date, neither Geospatial nor either of its Executives had any material communications with any person or entity concerning (i) a sale of the Company or (ii) a transaction that would constitute or effectuate a change in control, including, but not limited to, a merger of the Company or the sale of all or substantially all of the Company’s assets to any person or entity not a party to this Agreement.
c.	Geospatial will not be sold to any person or entity for a period of three months after the Geospatial Effective Date, nor will there be a sale or other disposition of all of or substantially all of the Company’s assets for a period of three months after the Geospatial Effective Date.
d.	Geospatial will cancel all of the shares constituting the Investors’ Aggregate Holdings, which the Investors are transferring to Geospatial as set forth in Paragraph 3, and Geospatial will not reissue or resell any of such shares.

11.                No Admission of Liability. This Agreement is not and shall not be construed as an admission or concession of any liability by any of the parties hereto. Neither this Agreement nor any of its provisions nor related comments or representations, nor evidence of any negotiations in pursuit of this Agreement, shall be offered or received in any action or proceeding as an admission or concession of any liability whatever on the part of any party hereto.

12.                Expenses. Each of the Parties shall be responsible for the payment of his, her, or its own costs and expenses (including attorney’s fees) in connection with the matters referred to in this Agreement.

13.                Confidentiality and Non-Disparagement. The Parties shall keep this Agreement confidential and shall not disclose the contents of this Agreement, and this Agreement shall not be offered or received in evidence, nor shall the Agreement be admissible in any trial or civil proceedings, except that its existence and contents may be disclosed (i) as required by the Securities and Exchange Commission; (ii) as may be required by subpoena or other legal process under applicable federal or state statutes or regulations, court order or in connection with its enforcement or as otherwise required by law; or (iii) in the ordinary course of business by any Party to a government or regulatory agency upon the request of such agency; or (iv) to the Parties’ respective accountants, auditors or attorneys (including in-house and outside counsel) on a confidential and need-to-know basis. Further, it is understood and agreed that Geospatial will disclose this Agreement via an appropriate filing with the Securities and Exchange Commission and/or press release. Should any person or entity seek access to this Agreement from any Party, by request, subpoena or otherwise, such Party shall (a) promptly notify the other Party in writing to its attorney identified below of the requested access, (b) notify in writing the person or entity requesting access that this Agreement is confidential, and (c) prior to responding to any such request or subpoena, shall permit the other Party the time prescribed by any applicable statute or Rule of Civil Procedure to resist any efforts by any person or entity to obtain this Agreement from the Parties hereto. If any Party objects to disclosure, its undertaking to maintain confidentiality of the Agreement shall be at its own expense. Each of the Parties agrees that for a period of two years after the Effective Date, such Party shall not make or cause to be made any statements which disparage, are inimical to, or seek to damage the reputation of any other Party.

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14.                Entire Agreement. This Agreement constitutes the entire Agreement of the Parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by any Party in executing this Agreement other than the express representations of this Agreement.

15.                Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Parties hereto.

16.                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law provisions. The Parties each consent to the jurisdiction of the Court of Common Pleas of Butler County to enforce this Agreement.

17.                Agreement Drafting. Each Party hereto has relied on the advice and assistance of competent legal counsel of its own selection, has read and fully understands the Agreement, and has been fully advised as to its legal effect. Accordingly, the language contained within and comprising the substance of this Agreement shall not presumptively be construed either in favor of or against any Party on the grounds that it drafted this Agreement.

18.                Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

19.                Authority. Each Party hereto represents and warrants, as of the date hereof, that it has the corporate power and authority to execute and deliver this Agreement, that this Agreement constitutes a legal, valid and binding obligation of such Party, and that each person executing this Agreement on behalf of such Party is fully authorized to execute this Agreement on behalf of said Party.

20.                Further Assurances. Each Party hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

21.                Notices. All notices and other communications pursuant to or related to this Agreement shall be in writing and shall be delivered by e-mail and first class mail to the addresses specified below:

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Address for notices or communications to the Investors:

Jeff Ross

Kelly Pierce

ROSS & ORENSTEIN LLC

222 South Ninth Street, Suite 470

Minneapolis, MN 55402-3389

Telephone: (612) 436-9801

Facsimile: (612) 436-9819

jross@rossbizlaw.com

kpierce@rossbizlaw.com

Addresses for notices or communications to Geospatial and its Executives:

Susan Yohe

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, PA 15219-1410

Telephone: (412) 562-8485

Facsimile: (412) 562-1041

susan.yohe@bipc.com

22.                Execution. This Agreement may be executed in identical counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement. Facsimile or electronic copies of signatures on this Agreement shall be deemed valid and original.

WHEREFORE, the Parties have caused this Agreement to be executed as of the date first written above.

BRAD BROOKS

Date:	4/24/14	/s/ Brad Brooks

KENNETH CALLIGAR

Date:	4/24/14	/s/ Kenneth Calligar

JEREMY CARTON

Date:	4/25/14	/s/ Jeremy Carton

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JONATHAN CUNNINGHAM

Date:	4/25/14	/s/ Jonathan Cunningham

WILLIAM DENKIN

Date:	4/23/14	/s/ William Denkin

OMAR HASAN

Date:	4/24/14	/s/ Omar Hasan

J. MITCHELL HULL

Date:	4/24/14	/s/ J. Mitchell Hull

JONATHAN KALIKOW

Date:	4/23/14	/s/ Jonathan Kalikow

BENJAMIN KLOPP

Date:	4/23/14	/s/ Benjamin Klopp

GILBERT LI

Date:	4/23/14	/s/ Gilbert Li

MICHAEL LLOYD

Date:	4/23/14	/s/ Michael Lloyd

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MICHAEL MATLIN

Date:	4/23/14	/s/ Michael Matlin

NOEL MELLER

Date:	4/23/14	/s/ Noel Meller

RAYMOND MINELLA

Date:	4/28/14	/s/ Raymond Minella

JEFFREY MOSKOWITZ

Date:	4/23/14	/s/ Jeffrey Moskowitz

RAYMOND MURPHY

Date:	4/23/14	/s/ Raymond Murphy

JEFFREY PARKET

Date:	4/22/14	/s/ Jeffrey Parket

DAVID PRITCHARD

Date:	4/28/14	/s/ David Pritchard

ARTHUR RABIN

Date:	4/28/14	/s/ Arthur Rabin

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JASON RABIN

Date:	4/23/14	/s/ Jason Rabin

ANDREA ROSEN

Date:	4/23/14	/s/ Andrea Rosen

MARK ROSEN

Date:	4/23/14	/s/ Mark Rosen

SCOTT SKLAR

Date:	4/25/14	/s/ Scott Sklar

DAVID SODOWICK

Date:	4/25/14	/s/ David Sodowick

JONATHON SOPHER

Date:	4/23/14	/s/ Jonathon Sopher

TRUMP SECURITIES, LLC

Date:	4/23/14	By:	/s/ Carl Goodman
		Title:	Member

ADAM WACHTER

Date:	4/23/14	/s/ Adam Wachter

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FLORINE WACHTER

Date:	4/24/14	/s/ Florine Wachter

JULES WACHTER

Date:	4/24/14	/s/ Jules Wachter

ADAM ZIRKIN

Date:	4/23/14	/s/ Adam Zirkin

Geospatial Holdings, Inc.

Date:	4/22/14	By:	/s/ Mark A. Smith
		Title:	CEO

Mark A. Smith

Date:	4/22/14	/s/ Mark A. Smith

Thomas R. Oxenreiter

Date:	4/22/14	/s/ Thomas R. Oxenreiter

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